Exhibit 99.1

Certification of Annual Report

I, Thomas A. Bologna, Chairman, President and Chief Executive Officer of Ostex International, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)           the Annual  Report on Form 10-K for the Company for the fiscal year  period ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (12 U.S.C. 78m or 78o(d)); and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 21, 2003

/s/ Thomas A. Bologna
Thomas A. Bologna
Chairman, President and Chief Executive Officer
(sole principal executive officer and sole principal financial and accounting officer)